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                                                                    EXHIBIT 13.2


                        CHINA FINANCE ONLINE CO. LIMITED

                                  Certification


Pursuant to 18 U.S.C. Section 1350, the undersigned, Sam Qian, Chief Financial Officer of China Finance Online Co. Limited (the "Company"), hereby certifies, to his knowledge, that the Company's annual report on Form 20-F for the year ended December 31, 2004 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: April 28, 2005                            /s/ Sam Qian
                                                --------------------------------
                                                Name: Sam Qian
                                                Title: Chief Financial Officer


The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.